SUB-ITEM 77Q1(b)

The proxy statement and other proxy materials related to the special meeting of shareholders of registrant held on June 27, 2001 are hereby incorporated by reference to the definitive proxy materials filed by registrant on June 8, 2001 (Form Type DEFR14A; Accession Number 0001012709-01-500354).